Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
:
DNIB UNWIND, INC. (f/k/a BIND	:	Case No. 16-11084 (BLS)
THERAPEUTICS, INC.), et al.[1]	:
	:	(Jointly Administered)
Post-Effective Date Debtors.	:
:
:
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THIRD STATUS REPORT REGARDING HOLDERS OF DNIB STOCK PURSUANT

TO THE DEBTORS’ PLAN OF LIQUIDATION

The Trustee (the “Trustee”) of the DNIB Liquidation Trust (the “Trust”) hereby submits this Third Status Report to provide a further request for documents to DNIB shareholders pursuant to the Debtors’ Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation [Docket No. 415] (the “Plan”).

1. On May 1, 2016, the above-captioned debtors and debtors-in-possession (together, the “Post-Effective Date Debtors” and formerly, the “Debtors,” as applicable) filed voluntary petitions in this Court commencing cases for relief under Chapter 11 of title 11 of the United States Code. Following a sale of substantially all of the Debtors’ assets to Pfizer Inc. on August 1, 2016, the Plan was confirmed by the Court and went effective on October 11, 2016 (the “Effective Date”).

[1]	The Post-Effective Date Debtors, together with the last four digits of each Post-Effective Date Debtor’s U.S. federal tax identification number, are: DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.) (6148) and DNIB Subsidiary Corporation (f/k/a BIND Biosciences Security Corporation) (3208). The address for the Post-Effective Date Debtors is c/o Development Specialists, Inc., 333 South Grand Avenue, Suite 4070, Los Angeles, CA 90071.

Docket No. 778

Date Filed: 2/9/18

2. On November 23, 2016, the Post-Effective Date Debtors filed a Notice of Distribution [Docket No. 517] (the “Notice”) notifying all parties in interest that an $8,000,000 distribution would be made to “Holders of Allowed Equity Interests” under the Plan on December 15, 2016 (the “Initial Distribution Date”). The Post-Effective Date Debtors received no objections to the Notice. As a result, an initial distribution of approximately $8,000,000 was paid to DNIB shareholders of record as of August 30, 2016 (the “Distribution Record Date”) on the Initial Distribution Date. Payments to shareholders holding DNIB shares in their own name were made directly by the Trustee. Payments to shareholders holding DNIB shares in street name were distributed to such shareholders through the Depository Trust Company (“DTC”).

3. In early 2017, after the December 2016 distribution had already been made, the Trust’s accountant advised the Trustee that the Trust, which is a “grantor trust” (pursuant to the terms of the Plan and the Liquidation Trust Agreement, dated October 11, 2016, by and among the Debtors and the Trustee), is required to provide certain tax reporting as to each beneficiary of the Trust, including all DNIB shareholders entitled to distributions pursuant to the Plan. Completion of such tax reporting requires that each individual DNIB shareholder provide their tax identification number to the Trust pursuant to 26 CFR §§ 1.671-4(a) and 301.6109-1(c).

4. The Plan also provides as follows:

The . . . Trustee may require, as a condition to receipt of a Distribution, that the Holder of an . . . Allowed Equity Interest complete and return a Form W-8 or W-9, as applicable to each such Holder. If the Debtors or Postconfirmation Liquidating Trustee make such a request and the Holder fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the Debtors or the Post-confirmation Liquidating Trustee and any Claim in respect of such Distribution shall be disallowed and forever barred from assertion against the Debtors or the Post-confirmation Liquidity Trustee, or their respective property.

Plan, Section XVI.J. (emphasis added).

5. In order to comply with the tax requirement, and as provided for in the Plan, in mid-February 2017, the Trustee requested that shareholders provide a completed Form W-8 or W-9 (the “Tax Forms”) (which include the shareholder’s tax identification number) to the Trust in order to receive any further distributions under the Plan.

6. Over 15 million shares of DNIB stock were held in street name as of the Distribution Record Date. As a result, the Trustee did not know the identity of such individual holders, nor how many shares of DNIB stock each such holder owned as of the Distribution Record Date. Therefore, the Trustee requested that DTC disseminate a notice (the “Shareholder Notice”) to all nominees of DNIB stock (the “Nominees”) requesting that (1) each individual shareholder complete the requisite Tax Form (as required by the Trust’s accountant and provided for in the Plan); and (2) each Nominee complete the standard nominee certification form (the “Certification Form”) attached thereto. In order to be eligible for future distributions by the Trust, the Tax Form and Certification Form were required to be sent, prior to August 7, 2017 (for those shareholders holding DNIB shares in street name), to the Trust’s claims agent, Prime Clerk.

7. Per the terms of the Plan and as noted above, the Trustee was required to give each DNIB shareholder 180 days to provide the required Tax Forms. That term has now expired (on August 7, 2017 for DNIB shareholders holding in street name as of the Distribution Record Date and August 8, 2017 for shareholders that held shares directly as of the Distribution Record Date) and any holders of DNIB shares that did not timely provide the Tax Forms and the Certification Form, as applicable, will not be entitled to receive any further distributions under the Plan. However, the Trustee still requires completed Tax Forms and Certification Forms to comply with tax obligations.

8. Therefore, the Trustee requests that all persons who held any shares of DNIB stock as of August 30, 2016 and who have not already provided complete tax information to the Trust, provide the following to Prime Clerk (at the address below), as soon as possible to avoid potential adverse tax consequences:

a.	a completed Form W-8 or Form W-9 (found at www.irs.gov); and

b.	for shareholders that held their DNIB shares in street name through a Nominee only, a completed Certification Form to be completed by the Nominee, in the form attached hereto as Exhibit A.

9. The completed Tax Forms and Certification Forms should be mailed to: Prime Clerk, Attn: BIND Distribution Form Processing, 830 3rd Avenue, 3rd Floor, New York, NY 10022 as soon as possible.

10. Any further questions regarding the Tax Forms or the Certification Forms should be directed to Prime Clerk at (855) 388-4576.

11. The Trustee is currently working with the Trust’s accountants to complete the 2016 1099 return for the December 2016 shareholder distribution based on the Tax Forms and Certification Forms that the Trust has received from shareholders to date per paragraph 7 above.

12. On September 25, 2017, the Post-Effective Date Debtors filed a second Notice of Distribution [Docket No. 729] (the “Second Notice”) notifying all parties in interest that a second $8,000,000 distribution would be made to “Holders of Allowed Equity Interests” under the Plan on or about October 10, 2017 (the “Second Distribution Date”). The Post-Effective Date Debtors received no objections to the Second Notice. As a result, a second distribution of approximately $8,000,000 was paid to DNIB shareholders of record as of the Distribution Record Date on the Second Distribution Date. Payments were made directly by the Trustee to each shareholder who had timely provided the Tax Forms and Certification Forms, as applicable, to the Trust.2

[2]	The Trust was required to make the distribution directly as DTC would not make a distribution to less than 100% of . all shareholders and the Trust did not receive required tax documents from all shareholders

Dated: February 9, 2018	Respectfully submitted,
Wilmington, Delaware

/s/ Amanda R. Steele
RICHARDS, LAYTON & FINGER, P.A.
John H. Knight (No. 3848)
Amanda R. Steele (No. 5530)
Brett M. Haywood (No. 6166)
One Rodney Square
920 North King Street
Wilmington, DE 19801
Telephone: (302) 651-7700
Facsimile: (302) 498-7701
Email: knight@rlf.com
steele@rlf.com
haywood@rlf.com
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LATHAM & WATKINS LLP
Peter M. Gilhuly (admitted pro hac vice)
Kimberly A. Posin (admitted pro hac vice)
Adam E. Malatesta (admitted pro hac vice)
355 South Grand Avenue
Los Angeles, CA 90071-1560
Telephone: (213) 485-1234
Fax: (213) 891-8763
Email: peter.gilhuly@lw.com
kim.posin@lw.com
adam.malatesta@lw.com

Counsel for the DNIB Liquidation Trust

EXHIBIT A

Equity Certification Form

Please coordinate completion of the below by your nominee if you hold the shares through a nominee.

Nominee Certification. In order for the DNIB Liquidation Trust to comply with certain tax requirements, your ownership of the shares (CUSIP 05548N 107) must be confirmed by your nominee, which nominee must complete the below on your behalf.

To be completed by Nominee only

DTC Participant Name:	Number of Shares of CUSIP 05548N 107 that was held by Nominee for account indicated below as of August 30, 2016:

DTC Participant Number:

DTC Participant Contact Name:	Nominee’s Medallion Guarantee (or attached authorized signatory list hereto):

DTC Participant Authorized Signature:

DTC Participant Contact Number:

DTC Participant Email Address:

Beneficial Holder Name:

Beneficial Holder Account Number: